UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, Suite 3505

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with an internal realignment of assignment of responsibilities, effective January 21, 2011, Jason Rifkin has been named Vice President, Commercial Programs of Delcath Systems, Inc. (the “Company”). Mr. Rifkin will report directly to Agustin Gago, our Executive Vice President, Global Sales and Marketing. Mr. Rifkin’s former duties as Senior Vice President, Clinical Operations have been reassigned to John Blanchette. Mr. Blanchette joined the Company as Director, Clinical Operations on January 10, 2011 from ImClone Systems, a wholly owned subsidiary of Eli Lilly and Company. At ImClone, Mr. Blanchette most recently served as Director of Global Clinical Operations, and previously held several leadership positions in the Imclone oncology research organization. Mr. Blanchette began his career in clinical research at Memorial Sloan-Kettering Cancer Center.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011

DELCATH SYSTEMS, INC.

By:	/s/ Peter J. Graham
Name:	Peter J. Graham
Title:	Executive Vice President & General Counsel